RCT = Request for Confidential Treatment

                                                            Exhibit 10.38

                     InterWorld Master Alliance Agreement

     This Master Alliance Agreement (this "Agreement") is entered into and made effective as of February 15, 2002 (the "Effective Date") among
InterWorld Corporation, a Delaware Corporation, with its principal office located at 41 East 11th St., 11th Floor, New York, N.Y. 10003, ("InterWorld"), J Net Enterprises, Inc, a Nevada corporation, senior secured creditor and majority stockholder of InterWorld, with its principal office located at 4020 West Lake Creek Drive, Suite 100, Wilson, Wyoming 83014 ("J Net"), and Titan Technologies, LP, doing business as Titan Ventures, LP and its Affiliates (as defined below), with its principal office located at 16000 Dallas Parkway, Suite 285, Dallas, TX 75248 ("Licensee"). As used herein, "Affiliates" shall mean any of the entities that control, are controlled by or are under common control with such party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     WHEREAS, InterWorld is engaged in the business of developing, marketing and selling computer software solutions for its customers, using InterWorld's own technology and services, and/or the technology or services of third parties;

     WHEREAS, Licensee is a systems integrator and reseller of software and related support and professional services; and

     WHEREAS, InterWorld, J Net and Licensee have entered into that certain binding letter of agreement, dated February 15, 2002 (the "Letter of Agreement");

     NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

LICENSE GRANTS

     1.1 Internal Use. Subject to the terms and conditions of this Agreement, Licensee shall be entitled to receive a limited, non-exclusive, non-transferable, non-assignable and terminable license for a reasonable number copies of each of the products listed on the attached Exhibit A (the "InterWorld Products") and associated documentation. Each copy of the InterWorld Products shall be used for Licensee's marketing, demonstration, development (including integration and acceptance testing), internal education and non-commercial internal use in the territories listed on Exhibit A for the sole purpose of furthering Licensee's rights under this Agreement. Each copy of the InterWorld Products may be installed on a single server at each of Licensee's business locations, provided that Licensee has notified InterWorld of each such location using the form attached hereto as Exhibit B. In addition, Licensee shall be able to install the InterWorld Products on laptops, etc. for demonstration and training purposes provided InterWorld is so informed. Licensee may change such locations from time to time by submitting a modified Exhibit B to InterWorld. The foregoing licenses are for the use of machine-readable object code only, excluding any source code.

     1.2 Reseller License. Subject to the terms and conditions of this Agreement, InterWorld grants Licensee a limited, non-transferable, non-assignable and terminable right to market and resell copies of the InterWorld Products, in the exclusive and non-exclusive territories set forth on the attached Exhibit A, to Licensee's customers ("End Users") for their internal business purposes only.

     1.3 End User Support License. Subject to the terms and conditions of this Agreement, InterWorld grants to Licensee a limited, non-transferable, non-assignable and terminable right to market, resell and provide End User Support (as defined in Section 6 below) for the InterWorld Products, in the exclusive and non-exclusive territories set forth on the attached Exhibit A, to End Users.

     1.4 System Integrator License. Subject to the terms and conditions of this Agreement, InterWorld grants Licensee a limited, non-exclusive, non-transferable, non-exclusive, non-assignable and terminable license to provide consulting, systems integration and implementation services of the InterWorld Products to Licensee's End Users in the territories set forth on the attached Exhibit A.

     1.5 Trademark and Logo License. Subject to the terms and conditions of this Agreement, InterWorld grants to Licensee a limited, non-transferable, non-assignable and terminable right to use InterWorld's trademarks, service marks, combination marks and logos ("Marks") solely in connection with Licensee's advertising and promotion of the InterWorld Products as specifically permitted hereunder. Use of the Marks shall be subject to any usage guidelines and notice requirements provided in writing by InterWorld from time to time. All uses of the Marks by Licensee shall inure to the benefit of InterWorld and except for the limited right and license granted above, Licensee shall not have nor obtain any right, title or interest in or to the Marks. Licensee agrees not to adopt, use or apply for registration of the Marks (or any mark confusingly similar thereto) anywhere in the world, nor shall Licensee engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of the Marks. Any marketing materials used by Licensee under this Agreement that include the Marks, other than materials generated or supplied by InterWorld, shall be subject to a one time review and prior written approval of InterWorld in its sole discretion, provided such use may be revoked in the event of material breach of this clause by Licensee upon written notice to Licensee. InterWorld and Licensee agree that Licensee shall not be required to resubmit for InterWorld's approval marketing materials that previously have been approved in writing by InterWorld, or slight variations thereof that materially conform in all respects to such marketing materials previously approved in writing by InterWorld. InterWorld and Licensee further agree that, from time to time, InterWorld may require changes to previously approved marketing materials.

     1.6 Reserved Rights. All rights not expressly granted hereunder are reserved by InterWorld, and no rights or licenses are implied by this Agreement. If Licensee desires to use the InterWorld Products for its commercial business purposes, Licensee shall negotiate in good faith with InterWorld the terms and conditions of such use based on the then current form of InterWorld Corporation Software License Agreement. Except as expressly provided herein, InterWorld does not convey any intellectual property rights to the Licensee. The InterWorld Products shall only be resold and distributed by Licensee in object code form and except as otherwise provided herein, Licensee shall have no right whatsoever to receive, review, or otherwise use or have access to the source code for the InterWorld Products. InterWorld reserves the right to discontinue the development, production, licensing or distribution of any of the InterWorld Products and to modify, replace or add to the InterWorld Products in its discretion at any time.

     1.7 Resale Limitations. Licensee shall not resell any products or services of InterWorld's competitors, as set forth in Exhibit A that are competitive with the products or services then being offered by InterWorld. Licensee may not resell the InterWorld Products to third parties where Licensee knows that such third party is purchasing the InterWorld Products for resale unless such third party has been approved by InterWorld as an authorized reseller and such approval shall not be unreasonably withheld. Unless otherwise specifically agreed to by InterWorld in writing, Licensee will not appoint or permit (directly or indirectly) any independent agent, representative, distributor, system integrator, value-added reseller or other third party to promote, license, distribute or otherwise market, maintain or support the InterWorld Products.

     1.8 Other Reseller Arrangements: To the extent InterWorld is a party to any other reseller agreements, other than reseller agreements with aziza GmbH, NETHolding B.V., or Nippon System Development Co., Ltd., any revenues under such agreements shall be included as Net License Fees and shall be apportioned as set forth in Section 3 below.

2.  OWNERSHIP OF PRODUCTS.

     2.1 Ownership. The InterWorld Products are owned exclusively by InterWorld or its sub-licensors and are protected by trademark, patent, copyright, or trade secret laws and international conventions. All rights in and to the patents, copyrights, trademarks and trade secrets of the InterWorld Products are and shall remain with InterWorld and its licensors. No title to, or ownership, of the InterWorld Products is transferred to Licensee. Licensee agrees not to adopt, use or apply for registration of the Marks (or any mark confusingly similar thereto) anywhere in the world, nor shall Licensee engage, participate or otherwise become involved directly or indirectly in any activity or course of action that challenges InterWorld's exclusive rights of ownership in and to the Marks, or diminishes and/or tarnishes the image and/or reputation of the Marks. Licensee agrees to execute such further documents as may be requested by InterWorld for the purpose of confirming, registering, or defending InterWorld's exclusive ownership rights in and to the Marks anywhere in the world. Licensee shall be allowed to make a reasonable number of copies of the InterWorld Products or their associated documentation exclusively for backup or archival purposes only.

     2.2 Prohibitions. Licensee shall not permit any of its personnel to remove any proprietary or other legend or restrictive notice contained or included in any material provided by InterWorld and Licensee shall not permit its personnel to reproduce or copy any such material except as expressly authorized hereunder. Except as expressly provided herein, Licensee shall not copy, translate, localize, distribute, license, or modify any portion of the InterWorld Products without the prior written consent of InterWorld. Licensee shall not attempt to decompile, reverse engineer, disassemble or create derivative works of the object code or source code of the InterWorld Products.

     2.3 Escrow of InterWorld Source Code: The parties agree that Licensee may, at any time while the Agreement is in effect, enter into an escrow arrangement with InterWorld and its escrow agent, DSI Technology Escrow Services ("DSI"). Licensee shall use the source code deposited into escrow only in the event that InterWorld or its successor in interest is unable to perform its obligations under this Agreement due to bankruptcy, insolvency, or cessation of business and such use shall be limited to such purpose. At Licensee's option, Licensee may allow its end user customers to be beneficiaries of the escrow agreement. InterWorld may change escrow agents by providing written notice to Licensee, provided that the terms of the escrow arrangement with such new agent are in all material respects the same as those in place with DSI. Furthermore, InterWorld hereby agrees that should Licensee elect to participate in the aforementioned escrow arrangement, Licensee will be a preferred beneficiary. All costs associated with Licensee being a preferred beneficiary shall be the responsibility of Licensee exclusive of the costs for depositing the Software with DSI, which will be the responsibility of InterWorld.

3.  ROYALTY PAYMENTS.

     3.1 Price List. A copy of the applicable price list for InterWorld's Products is attached as Exhibit C. InterWorld and Licensee will review and if applicable agree on an adjustment of the above mentioned price list every six (6) months. The parties' consent to adjustments to the price list will not be unreasonably withheld.

     3.2 Interim Requirements. Licensee shall be required to meet the following requirements ("Interim Requirements"):

    RCT                                 RCT

    RCT                                 RCT

    RCT                                 RCT

    RCT                                 RCT

     3.3 Royalties for Product Sales. For all Licensee sales of the InterWorld Products to each of its End Users in the Territory, Licensee shall pay directly to J Net, as senior secured creditor of InterWorld, a royalty amount of RCT of the Net License Fees. Net License Fees shall be calculated as the actual license fees charged by Licensee to End Users as set forth in Licensee's agreements with its End Users and provided with Licensee's order to InterWorld using the attached Exhibit E less the third party licensor fees described in Section 3.5 and less the royalties as noted in Exhibit A exclusive of fees attributable to support and maintenance, third party licensor royalties and services fees. For example, if the Licensee generates a total sale of RCT with software licenses accounting for RCT, maintenance for RCT, services for RCT and third party royalty payments totaling RCT, then the Net License Fees would be calculated as follows: RCT - RCT = RCT and the royalty amount owed to J Net, as senior secured creditor of InterWorld would be RCT. The royalty shall be due J Net, as senior secured creditor of InterWorld, as it is received by Licensee. Licensee may apply a discount to the license fees listed on the InterWorld Price List included as Exhibit C herein, provided such discount shall not exceed RCT without the prior written authorization of InterWorld.

     3.4 Royalties for Support and Maintenance. Licensee shall include first year support and maintenance fees in any sale of the InterWorld Products to its End Users, which shall be a fixed percentage of the list price of the InterWorld Products as described in Exhibit C. InterWorld shall receive as royalties RCT of such support and maintenance fees charged to End Users by Licensee. For purposes of this clause, maintenance revenue shall not include customer maintenance revenues derived from pre-existing InterWorld customers.

     3.5 Royalties for Third Party Licensors of InterWorld Products. For any sale of the InterWorld Products to its End Users, Licensee shall pay to InterWorld the Third Party Licensor Fees as set forth on Exhibit H out of the actual license fees charged by Licensee to End Users as set forth in Licensee's agreements with its End Users and provided with Licensee's order to InterWorld using the attached Exhibit E exclusive of fees attributable to support and maintenance and services fees.

     3.6 Shipping and Taxes. All shipments are F.O.B. the designated point of delivery. Licensee shall pay all applicable federal, state, local or similar taxes, import and export fees and duties unless it can provide a valid exemption certificate. If applicable, Licensee will furnish InterWorld with appropriate tax exemption certificates. In no event shall Licensee be responsible for InterWorld's income taxes, franchise taxes or similar taxes.

     3.7 Payment. Except as otherwise agreed upon in writing by the parties, all royalties due to J Net or InterWorld, as the case may be, pursuant to this Agreement shall be due net thirty (30) days from the date of receipt of fees by Licensee for the InterWorld Products. Interest shall accrue on any delinquent amounts owed by Licensee for the InterWorld Products at the rate of 1.5% per month, or the maximum rate permitted by law, whichever is less.

4.  END USER LICENSE TERMS AND CONDITIONS.

     Licensee shall ensure that all End Users shall execute the InterWorld End User License Agreement ("End User License Agreement"), attached hereto as Exhibit D and signed by an authorized representative of the End User or if licensed under Licensee's own software license agreement, then the use shall be governed by Licensee's license agreement, which shall contain terms substantially the same as those contained in Exhibit D. Licensee shall submit its End User License Agreement for InterWorld's review prior to commencing any licensing activity.

5.  ORDERING AND DELIVERY.

     InterWorld shall initially deliver five (5) copies of the InterWorld Products to Licensee for delivery to End User in accordance with this Agreement. Thereafter, the parties shall mutually work together to insure that Licensee has adequate copies of Software on hand to address the pipeline.

6.  PRODUCT SUPPORT AND MAINTENANCE.

     Licensee shall use its best efforts to ensure that each End User purchases first year maintenance and support ("End User Support") from Licensee for the InterWorld Products licensed to such End Users. Licensee shall be solely responsible for providing First Level End User Support for the InterWorld Products to its End Users in accordance with the terms and conditions of Exhibit F attached hereto. Additionally, Licensee and InterWorld shall split all Upgrade Service Fees generated from any current customer not set forth on Schedule 1 hereto, with InterWorld receiving RCT of such Upgrade Service Fees and Licensee receiving RCT of such Upgrade Service Fees; provided, however, that InterWorld performs such upgrade service. InterWorld shall receive RCT of any Upgrade Service Fees generated from any current customer set forth on Schedule 1 hereto. "Upgrade Service Fees" shall mean any fees generated by InterWorld from any sale of a suite of services aimed at upgrading the InterWorld Products to current customers.

7.  LICENSEE IMPLEMENTATIONS.

     7.1 Licensee Implementations Support. Licensee shall have the option to purchase the services of InterWorld's Professional Services consultants to assist in implementations and/or to provide services to its End Users. Fees for such consultants shall be charged to Licensee at a mutually agreed upon hourly rate. In addition to any fees relating to InterWorld's Professional Services consultants, for all Licensee sales of "courseware training" licenses to third parties, Licensee shall pay directly to InterWorld a royalty amount equal to RCT of all revenues derived from such "courseware training" licenses. However, in the event Licensee trains its End Users in the Territory, Licensee shall pay directly to InterWorld a royalty equal to RCT for each student that is trained during such "courseware training" in lieu of such RCT royalty payment referenced above.

     7.2 Subsequent Joint Implementations. For any End User engagement in which InterWorld and Licensee jointly provide implementation services to End Users, the following three tasks, at a minimum, will be performed: (a) install, or provide quality assurance following the installation on the End User's equipment of any InterWorld Products purchased by the End User; (b) work with End User to develop a detailed implementation work plan for the implementation of the purchased InterWorld Products; and (c) conduct periodic quality assurance reviews throughout the End User's implementation cycle.
All remaining implementation tasks to be performed, whether by End User, Licensee, or InterWorld or other third party, will be determined via the detailed implementation planning process.

8.  TRIAL AND BETA LICENSES.

     8.1 Trial Licenses. Pursuant to Licensee's rights under Section 1.2 of the Agreement, Licensee may distribute trial licenses to its End Users provided that such End Users agree to use InterWorld Products substantially in accordance with the terms and conditions of the InterWorld Trial License Agreement attached hereto as Exhibit G. If licensed under Licensee's own trial software license agreement, then the use shall be governed by Licensee's license agreement, which shall contain terms substantially similar to those contained in Exhibit G. Licensee shall submit its End User License Agreement for InterWorld's review prior to commencing any licensing activity. At the close of each month, Licensee shall deliver to InterWorld a copy of all executed Trial License Agreements.

     8.2 Beta Licenses. If Licensee is selected for participation and elects to participate in a beta release program ("Beta Release"), Licensee agrees (i) InterWorld shall have no obligation to correct errors or deliver updates to the Beta Release; and (ii) InterWorld shall have no obligation to otherwise support the Beta Release or any later version of the Beta Release delivered to Licensee; and (iii) Licensee shall provide InterWorld with appropriate test data for the Beta Release if necessary to resolve problems in the Beta Release encountered by Licensee and will promptly report to InterWorld any error condition discovered in the Beta Release; and (iv) the Beta Release is experimental, may contain problems and errors and is being provided to Licensee on an as-is basis with no warranty of any kind, express or implied; and (v) neither party will be responsible or liable to the other for any losses, claims or damages of whatever nature, arising out of or in connection with the performance or nonperformance of the Beta Release; and
(vi) Licensee's use of the Beta Release shall not be related in any way to production applications or to Licensee's delivery of the InterWorld Products to Licensee's End Users; and (vii) Licensee will not distribute the Beta Release to third parties without the prior written approval of InterWorld; and (viii) Licensee shall promptly install each later version of the Beta Release received from InterWorld and, upon such receipt, shall stop use of the prior version.

9.  TERM AND TERMINATION.

     9.1 Term. Unless otherwise terminated in accordance with the terms and conditions of this Agreement and/or any addenda thereto, this Agreement shall initially be effective from the date of execution and shall continue in full force and effect for a period of RCT. Upon termination, all licenses granted hereunder shall terminate except as needed to support End Users, and Licensee shall immediately cease using the InterWorld Products and their associated documentation except as needed to support End Users.

     9.2 Termination. Except as otherwise provided in this Agreement, either party may terminate this Agreement immediately upon written notice to the other party if such party: (i) becomes the subject of any voluntary or involuntary bankruptcy or insolvency proceeding under any applicable law; provided, however, that such proceeding does not relate to a proceeding initiated against InterWorld by J Net, as a senior secured creditor of InterWorld; (ii) ceases to be actively engaged in business; provided, however, that J Net or its designee has not succeeded to the ownership of the InterWorld Products; or (iii) breaches any material term or condition of this Agreement (including but not limited to, failure to pay when due any fees hereunder) and fails to remedy such breach within thirty (30) days after receiving written notice thereof. Any breach, which by nature cannot be remedied, shall entitle the non-breaching party to terminate this Agreement immediately upon written notice to the other party. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies the non-breaching party may have under this Agreement or otherwise.

     9.3 Termination by InterWorld. In addition to Section 9.2, InterWorld may terminate this Agreement upon thirty (30) days written notice in the event the Letter of Agreement has been terminated (for whatever reason) or if Licensee's Interim Requirements, as specified in Section 3.2 are not achieved.

     9.4 Either party may terminate this Agreement and the licenses granted hereunder by giving written notice of termination to the other, effective immediately upon its sending without need of intervention of any court or other authority if the other party (a) shall disclose, publish, display or otherwise make available any Confidential Information (as defined herein) to any person in violation of this Agreement or (b) materially fail to perform, or be in material breach of, any other of its obligations hereunder and shall fail to remedy such deficiency or breach within thirty (30) business days after receipt of notice from InterWorld with respect thereto.

     9.5 Expiration or termination of this Agreement shall not relieve either party of any obligation to pay amounts due as a result of transactions occurring prior to such expiration or termination, or effect any obligations of either InterWorld or Licensee to End User. In the event of termination of this agreement, Licensee shall use best efforts to transfer all maintenance and support contracts to InterWorld.

     9.6 The parties acknowledge that this Agreement is for a limited period only. The expiration or termination of this Agreement at the end of the original term or any renewal term shall not give rise to the payment of any indemnity, compensation or damages whatsoever by either party to the other.

     9.7  Survival. 1.6, 2, 3, 4, 9, 10, 12, 13, 14, 15 and 17 of this
Agreement shall survive the termination of this Agreement.

10.  CONFIDENTIALITY.

     Neither party shall disclose or use any information of the other party designated as "Confidential Information." Confidential Information shall include, without limitation: (i) the InterWorld Products, including all source and object code and associated documentation; (ii) information relating to the disclosing party's software or hardware products, API data files, specifications, databases, networks, system design, file layouts, tool combinations and development methods as well as information relating to the disclosing party's business or financial affairs, which may include business methods, marketing strategies, pricing, competitor information, product development strategies and methods, customer lists and financial results;
(iii) information received from others that the disclosing party is obligated to treat as confidential; (iv) information (whether disclose in writing or orally) designated or identified as confidential by either party; and (v) all tangible materials (written or printed documents, computer disks or tapes, or user or machine readable) which contain Confidential Information. Confidential Information does not include information that can be demonstrated by written documentation: (a) was in the public domain at the time it was disclosed or becomes part of the public domain through no act or omission of the other party; (b) is disclosed with prior written approval of InterWorld or Licensee, where applicable; (c) is disclosed by a third party to a party without any obligation of confidentiality; (d) is independently developed by a party without any reliance on Confidential Information; or (e) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that reasonable notice is provided to InterWorld or Licensee, where applicable, so that it may seek a protective order or other appropriate remedy. The parties agree to maintain the confidentiality of the Confidential Information and to protect as trade secret all of the other party's Confidential Information by preventing any unauthorized copying, use, distribution, installation or transfer of possession of such information. Each party agrees to exercise the same reasonable procedures and precautions towards the other party's Confidential Information that it maintains with respect to its own Confidential Information. Both parties acknowledge that any use or disclosure of the other party's Confidential Information in a manner inconsistent with the provisions of this Agreement may cause the non-disclosing party irreparable damage for which remedies other than injunctive relief may be inadequate. Both parties agree that the non-disclosing party shall be entitled to receive from a court of competent jurisdiction equitable relief to restrain such use or disclosure in addition to other appropriate remedies. The results of benchmarks or other performance tests of the InterWorld Products shall be deemed Confidential Information and may not be disclosed without InterWorld's prior written consent.

     For each copy of an InterWorld Product in its possession, Licensee shall maintain reasonable and accurate records identifying the location and specific media and make such records available to InterWorld during regular business hours upon reasonable notice. Within five (5) days after the termination or expiration of this Agreement for any reason, each party shall return, except as needed to support End Users, all Confidential Information of the other party provided to it hereunder, and all copies thereof in its possession, custody or control, and shall destroy or render unusable, except as needed to support End Users, all other Confidential Information of the other party and copies thereof which for any reason cannot be delivered. In such event, an executive officer of such party shall certify in writing to the other that all Confidential Information of the other party has been returned or destroyed, and Licensee shall certify that use of the InterWorld Products and documentation has been discontinued by Licensee other than as necessary to support obligations to End Users.

     The terms and provisions of this Section 10 shall survive any termination of this Agreement for any reason.

11.  PROPRIETARY NOTICES, PRESS RELEASE AND MARKETING.

     11.1 Proprietary Notices. Licensee shall ensure that all proprietary notices incorporated in, or fixed to the InterWorld Products shall be duplicated by Licensee on all copies or extracts thereof and shall not be altered, removed or obliterated. Licensee will not remove any copyright, trademark or proprietary notices from copies of the InterWorld Products provided to Licensee by InterWorld. In addition, Licensee shall not make any representations concerning the InterWorld Products, which are inconsistent with InterWorld's published specifications, advertising, or marketing materials.

     11.2 Joint Press Release. Within sixty (60) days after the execution of this Agreement, Licensee agrees to cooperate with InterWorld to create and issue a joint press release describing the parties' business relationship. Such press release shall, at a minimum, describe the nature of the business of Licensee and may include quotes from the CEO or an authorized representative of one or both parties with respect to such relationship. Such press release is subject to final approval by both parties, which shall not be unreasonably withheld or delayed.

     11.3 Website Link. In an effort to publicize this business relationship, each party is hereby granted the right to display the name, trademarks or logo of the other party on its Website, including a hotlink to the other party's Web site and description of the business relationship, provided that any such display and description have been approved in advance by the other party prior to use, which approval shall not be unreasonably withheld or delayed.

     11.4 Mutual References. Each party may identify the other in its marketing and advertising materials, and such materials may include relevant quotes from either InterWorld or Licensee; provided that any such materials have been approved in advance by the other party prior to use, which approval shall not be unreasonably withheld or delayed.

12.  NON-SOLICITATION OF EMPLOYEES.

     During the term of this Agreement and for one (1) year thereafter, the parties agree not to solicit for employment, hire, or contract with each other's employees, unless mutually agreed upon by the parties hereto. This provision shall not restrict the right of either party to solicit or recruit generally in the media, and shall not prohibit either party from hiring any employee of the other who answers any advertisement or who otherwise voluntarily applies for employment without having been initially personally solicited or recruited by the applicable party.

13.  REPORTS AND AUDITS.

     13.1 Licensee Reports. Within thirty (30) days after the end of each calendar quarter during the term of this Agreement, Licensee shall provide InterWorld with (a) reports of the sublicensing of the InterWorld Products in such quarter by Licensee, including the identities of End Users who received trial licenses in such quarter and the identities of all End Users to whom Licensee resold the InterWorld Products in such quarter; and (b) reports and full details of the calculation of amounts payable to InterWorld in connection with any of the InterWorld Products or services requested and granted in such quarter ("Licensee Reports"). In addition, upon request by InterWorld, Licensee shall provide a monthly forecast of Licensee's activity in connection with this Agreement.

     13.2 Audit. Licensee shall maintain books and records in connection with its activities under this Agreement for at least three (3) years after the termination of this Agreement. Such records shall include executed software license (including trial licenses) and/or maintenance agreements and the information required in or related to the Licensee Reports. InterWorld may, at any time during the period that Licensee is obligated to maintain such books and records, audit such books and records to ensure Licensee's compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at the Licensee's offices, shall not unreasonably interfere with the Licensee's business activities, and shall be performed at InterWorld's expense; however, the cost of such audit up to $10,000 shall be paid by Licensee if such audit reveals an underpayment by Licensee of more than ten percent (10%) of the amounts payable by Licensee to InterWorld in any six (6) month period.

14.  WARRANTY AND LIMITATION OF LIABILITY.

     14.1 InterWorld warrants that, for a period of one (1) year after receipt by Licensee's end user customer of the initial delivery of the InterWorld Products (the "Warranty Period"), the media on which the InterWorld Products is delivered will be free of defects in material and workmanship under normal use and the unmodified InterWorld Products, when properly installed and used, will conform in all material respects to the InterWorld documentation provided to Licensee. . Licensee's remedy in the event of non-conformity of the InterWorld Products will be (a), replacement of the defective InterWorld Products to end user's satisfaction or (b) in the event (a) is not possible, return any license and maintenance royalties paid. Without limitation of any term or condition contained in this Agreement, InterWorld's obligation hereunder does not apply to any nonconformance caused by (A) improper or inadequate maintenance or calibration; (B) software, interfacing equipment, parts or supplies not supplied by InterWorld; or (C) improper site preparation or equipment.

     14.2 InterWorld hereby warrants that the functions, calculations and other computing processes of the Software will perform in a consistent manner regardless of the date in time on which the processes are actually performed and regardless of the date input to the Software. Date input, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years, will retain its integrity barring other third party product or hardware maladies. The Software accepts, manipulates and returns date inputs and date values accurately and in a consistent manner without consequence to calendar dates. The Software accepts and responds to two-digit, year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner.

     14.3 THE EXPRESS WARRANTY SET FORTH IN SECTIONS 14.1 & 14.2 CONSTITUTE THE ONLY WARRANTY WITH RESPECT TO THE INTERWORLD PRODUCTS. INTERWORLD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). INTERWORLD EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE, AND ALL LIABILITY AGAINST INFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. INTERWORLD DOES NOT WARRANT THAT THE INTERWORLD PRODUCTS ARE ERROR-FREE, THAT THEY WILL SUIT AN END USER'S APPLICATIONS OR REQUIREMENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY AN END USER, OR THAT THE OPERATION OF THE INTERWORLD PRODUCTS WILL BE SECURE OR UNINTERRUPTED.

     14.4 THE TOTAL LIABILITY OF INTERWORLD AND ITS SUPPLIERS TO THE LICENSEE, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR ANY OTHER CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT, IN ANY EVENT, EXCEED THE LICENSE FEES PAID BY END USER FOR THE SOFTWARE WHICH GAVE RISE TO THE CLAIM EXCEPT FOR LIABILITIES ARISING AS DESCRIBED IN SECTION 15. INTERWORLD AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR INDIRECT DAMAGES HEREUNDER AND IN NO EVENT SHALL INTERWORLD OR ITS SUPPLIERS BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT) EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL INTERWORLD BE LIABLE FOR ORAL OR WRITTEN REPRESENTATIONS MADE BY LICENSEE THAT ARE INCONSISTENT WITH INTERWORLD'S (a) PUBLISHED SPECIFICATIONS FOR THE INTERWORLD PRODUCTS, (b) ADVERTISING, OR (c) MARKETING MATERIALS.

15.  INDEMNIFICATIONS.

     15.1 InterWorld, at its own expense shall, (a) defend, and/or at its option, settle any claim or suit against Licensee on the basis of infringement of any third party intellectual property right by the InterWorld Products or use thereof, and (b) pay all damages and expenses finally paid to third parties as a result of such claim or any settlement thereof, provided that (i) InterWorld has sole control of the defense and/or settlement, and
(ii) Licensee promptly notifies InterWorld of such claim and gives InterWorld all information known to Licensee relating thereto, and (iii) Licensee cooperates with InterWorld in the defense of such claim or any related settlement.

     15.2 If, within five (5) years from the date of delivery to Licensee's end user customers the InterWorld Products are alleged to be infringing or their use is enjoined, InterWorld shall at its option do one of the following: (a) procure for Licensee the right to use the InterWorld Products,
(b) replace the InterWorld Products or affected part thereof with other suitable InterWorld Products, or (c) modify the InterWorld Products or the affected part thereof to make it non-infringing. If the foregoing is not commercially feasible, InterWorld shall return to Licensee all license fees paid by Licensee for the InterWorld Products or affected part thereof and Licensee will return such fees to the End User.

     15.3 InterWorld shall not have any obligations under this Section 15 to the extent a claim is based upon (a) the use of any altered version of the InterWorld Products, if infringement would have been avoided by a current unaltered version, (b) use, operation or combination of the InterWorld Products on or with programs, data, equipment or documentation not provided by InterWorld not in accordance with the documentation provided, if infringement would have been avoided by not using, operating or combining the InterWorld Products with such programs, data, equipment or documentation not provided by InterWorld, (c) any information, data, illustrations, graphics, pictures, text or other content placed on the Web site by Licensee or any third party, and (d) any activities of Licensee or its representatives after InterWorld has notified Licensee that such activities may result in the infringement of the intellectual property rights of any third party. This
Section 15 states the entire liability of InterWorld and the exclusive remedy of Licensee with respect to any alleged infringement by the InterWorld Products or any part or use thereof.

     15.4  This Section 15 shall not apply to any Beta Release (see Section
8.2).

     15.5 Licensee shall defend, indemnify and hold harmless InterWorld (including payment of all reasonable costs, attorneys' fees, settlements and damages) from any actions brought against InterWorld arising out of the marketing, advertising or distribution of the InterWorld Products by Licensee, unless such claims or damages would not have occurred but for a material breach by InterWorld of any of the terms of this Agreement, and provided that: (a) Licensee is promptly notified in writing of the claim; (b) Licensee has sole control of the investigation, preparation, defense, and/or settlement of such claim; (c) at Licensee's request and expense, InterWorld provides reasonable assistance and information to Licensee.

16.  CUSTOMER RELATIONSHIP AND MARKETING COOPERATION

     Subject to the provisions of this Agreement, governing the use and protection of Confidential Information, InterWorld and Licensee will provide each other their customer list and contact information. Licensee will coordinate with InterWorld on calls to existing customers and will exercise its best efforts to minimize the risk of duplication and customer confusion. Licensee and InterWorld will share call reports and other customer contact information promptly on an ongoing basis. Licensee and InterWorld will each bear their respective costs on calls to existing InterWorld customers. InterWorld will be entitled to reimbursement of its out of pocket expenses and an appropriate per diem charge for personnel who assist Licensee on sales solicitation calls.

17.  MISCELLANEOUS.

     17.1 This Agreement and the relationship between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principle of conflicts of law or the United Nations Convention on the International Sale of Goods. Additionally, not withstanding anything to the contrary found herein, the parties agree that the jurisdiction and venue of any action with respect to this Agreement shall be in a court of competent subject matter jurisdiction located in the State of Texas, Dallas County. The parties hereby consent to the personal jurisdiction and proper jurisdiction in the courts in the State of Texas, Dallas County. In view of InterWorld's proprietary rights and the nature of the Confidential Information, the licenses granted herein and the provisions relating to Confidential Information are of a special and unique character, and Licensee acknowledges that money damages alone will not reasonably or adequately compensate InterWorld for any breach of its obligations relating to the InterWorld Products, or InterWorld's intellectual property rights, or Confidential Information. Therefore, the parties expressly agree that in the event of the breach or threatened breach of any such provisions, in addition to other rights or remedies which InterWorld may have, at law, in equity, or otherwise, InterWorld shall be entitled to seek injunctive or other equitable relief compelling specific performance of, and other compliance with, the terms of such provisions.

     17.2 Any notice or other communication required or permitted by this Agreement shall be in writing and shall be either delivered personally, sent by first-class mail, nationally recognized courier or by confirmed facsimile transmission to the address of the party set forth above and to the attention of the President or General Counsel. All notices shall be deemed given on the business day actually received.

     17.3 No delay or default in performance of any obligation by either party due to a force majeure shall constitute a breach of this Agreement, except for a breach of payment obligations hereunder.

     17.4 The provisions of this Agreement are severable and, in the event a court of competent jurisdiction determines any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall remain in full force and effect.

     17.5 Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements between them, whether written or oral, with respect to the subject matter hereof, and may not be amended or modified except in a writing signed by the parties hereto. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach thereof, shall constitute a continuing waiver of such provision or breach or waiver of any other provision or breach of this Agreement.

     17.6 The parties are independent contractors and neither party is an employee, agent, partner, or joint venture of the other party. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

     17.7 Licensee shall not assign this Agreement or any of its rights nor delegate its obligations hereunder without the prior written consent of InterWorld, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no prior approval shall be required to the extent InterWorld assigns this Agreement to J Net, its designee or to an entity that succeeds to all or substantially all of that its assets as a result of a sale, merger or otherwise. In no event shall any such assignment relieve a party of its financial obligations hereunder. Any attempt at an unauthorized assignment shall be null and void. This Agreement shall be binding upon the parties' successors and permitted assigns.

     17.8 Export Restrictions. Licensee shall not transfer, directly or indirectly, any restricted InterWorld Products or technical data received from InterWorld, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization has been obtained by Licensee from the appropriate U.S. agency.

     17.9 U.S. Government Restricted Rights. Use, duplication or disclosure by the U.S. Government is subject to restrictions set forth, as applicable, at: FAR 52.227-14 (JUN 1987) Alternate III(g)(3)(i), 48 CFR Ch. 1 (10-1-96
Edition);  FAR 52.227-19 (JUN 1987), 48 CFR Ch. 1 (10-1-96 Edition);  DFARS
252.227-7013(b)(3)(A) (NOV 1995), 48 CFR Ch. 2 (10-1-96 Edition);  DFARS
252.227-7014(b)(3) (JUN 1995), 48 CFR Ch. 2 (10-1-96 Edition);  or DFARS
252.227-7016(b)(2) (JUN 1995), 48 CFR Ch. 2 (10-1-96 Edition).  Manufacturer
is InterWorld Corporation, 395 Hudson Street, New York, NY  10014.

     17.10 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all which together shall constitute a single instrument.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

INTERWORLD CORPORATION                         TITAN TECHNOLOGIES, LP
By: Titan Ventures Management, LLC, its
General Partner

By: /s/ Michael Donahue                        By: /s/ David Cary
    _________________________                  __________________

Name:  Michael J. Donahue                      Name:  David Cary

Title: Vice Chairman and CEO                   Title: CFO


Attachments:
Exhibit A   InterWorld Products and Territory; List of Competitors
Exhibit B   Site Information for Internal Use License for InterWorld Products
Exhibit C   InterWorld Corporation Price List
Exhibit D   InterWorld Corporation End User License Agreement
Exhibit E   Reseller License and Support Order Form
Exhibit F   Support and Maintenance
Exhibit G   InterWorld Corporation Trial License Agreement
Exhibit H - Royalties for Third Party Licensors
Exhibit I   Royalties for Reseller Agreements as Noted in Exhibit A

Schedule 1   Certain Current Customers


                                  SCHEDULE 1

                          CERTAIN CURRENT CUSTOMERS


RCT
RCT
RCT
RCT
RCT
RCT

                                  EXHIBIT A
                      InterWorld Products and Territory


1.  Exclusive Territories:

    RCT
    RCT
    RCT
    RCT

    Non-Exclusive Territories:

    RCT
    RCT

    Licensee explicitly acknowledges that InterWorld has previously granted exclusive rights to sell, resell, license and sublicense InterWorld Products and services to RCT. Licensee acknowledges and agrees that any sales it makes in those exclusive territories will require Licensee to pay certain royalties to RCT. Licensee further acknowledges that InterWorld has previously granted non-exclusive rights to sell, resell, license and sublicense InterWorld Products and services to RCT.

    In any event, InterWorld shall transfer to Licensee all rights to sell, resell, and sublicense InterWorld Products not previously transferred to a third party. To the extent not previously transferred, such transferred shall be exclusive.

2.  InterWorld Products:

    All Generally Available InterWorld Products (the "InterWorld Products")

3.  List of InterWorld Competitors

    ATG
    Broadvision
    Blue Martini
    Click Commerce
    Comergent Technologies
    InfoNow Corporation
    Intershop
    Ironside Technologies, Inc.
    HAHT Commerce
    NetVendor
    OrderFusion
    SpaceWorks, Inc.

                                  EXHIBIT B

       Site Information for Internal Use License for InterWorld Products


Location Address: ______________________________________________________

________________________________________________________________________


Web Master Name or Server Administrator: _______________________________

________________________________________________________________________
Phone Number: __________________________________________________________

Contact Name: __________________________________________________________

Email Address: _________________________________________________________

InterWorld Products:____________________________________________________

________________________________________________________________________

________________________________________________________________________
                                  EXHIBIT C

                    InterWorld Corporation Price List

                        To be mutually agreed upon..

                                  EXHIBIT  D

               InterWorld Corporation End User License Agreement

This Software License Agreement is entered into and made effective on _____________, 2002, (the "Effective Date") between InterWorld Corporation ("InterWorld"), a Delaware corporation, with offices at 41 East 11th Street, 11th Floor, New York, N.Y. 10003, and ___________________________________
("End User"), a ____________________corporation, with offices at
______________________________________________________________.

1.  DEFINITIONS

"Agreement" means this Software License Agreement, any applicable addenda thereto and all referenced exhibits. "Functionality Specifications means the functionality of the Software as described in the Documentation. "Software" means the object code (machine readable) version of the software product(s) listed on Exhibit A-III, or any subsequent Exhibit A-III, including prior and future releases. "Price List" means the then-current price list. "Documentation" means installation user manuals for the Software. "Purchase Order" means a purchase authorization document issued by End User for the licensing of Software. "Designated Platform" means the computer central processing unit ("CPU") and operating system software upon which the InterWorld Software is running and is located at the site designated on Exhibit A-III.

2.  LICENSE

     2.1 InterWorld hereby grants to End User a non-exclusive, perpetual and non-transferable license to use the Software on the Designated Platform for:
(i) internal data processing at End User locations within its authorized Territory; and (ii) enabling on-line users to access information about, and to order electronically, products and services offered by End User on its Web site. End User may make copies of the Software in accordance with any such rights granted hereunder. End User shall notify InterWorld if End User elects to transfer the Software: (i) to a different End User location, or
(ii) from one Designated Platform to another Designated Platform, (provided such new Designated Platform runs the same binary version of the Software and the same number of processors).

     2.2 All right, title and interest in and to the Software and Documentation (in whole or in part) and all copies thereof, in all languages, formats and media throughout the world, including, without limitation, trademarks, copyrights, trade secrets, patents and other intellectual property rights, shall remain the exclusive property of InterWorld and its suppliers. All rights not expressly granted hereunder are reserved by InterWorld and no rights or licenses are implied by this Agreement. End User acknowledges and agrees that except for the rights specifically granted under this Agreement, End User has no proprietary interest in the Software and Documentation. Except as expressly described in the Documentation, End User shall not modify, reverse engineer, decompile or reverse assemble any Software or part thereof (or otherwise attempt to derive the source code for the Software), or modify the Documentation. End User shall not use the Software or Documentation in a timesharing arrangement nor encumber, rent, lease, transmit, distribute, or transfer the Software and/or Documentation to any third party for any purpose.

     2.3 End User may make a reasonable number of copies of the Software for inactive back-up or archival purposes. End User may also make copies of the Documentation for its own internal, non-commercial use.

3.  CONFIDENTIALITY

     3.1 Neither party shall disclose or use any business and/or technical information of the other party designated orally or in writing as "Confidential" or "Proprietary" (together "Confidential Information") without the prior written consent of the other party. "Confidential Information" includes, without limitation, the Software, (including methods and concepts), Documentation, and all information relating to the disclosing party's business or financial affairs. All Confidential Information shall remain the sole property of the disclosing party.

     3.2 Each party shall expressly undertake to use reasonable efforts, not less than it exercises for its own Confidential Information, to retain in confidence and to require its employees and consultants to retain in confidence all Confidential Information. It is expressly understood that a party shall not be liable for disclosure of Confidential Information if such Confidential Information: (a) was already in the public domain at the time it was disclosed; (b) is disclosed with prior written approval of the disclosing party; (c) is disclosed by a third party to a party without any obligation of confidentiality to the disclosing party; or (d) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that prompt notice is provided to the disclosing party so that it may seek a protective order or other appropriate remedy and/or waive compliance with Section 3 of this Agreement.

     3.3 End User shall not release the results of any benchmark of the Software to any third party without the prior written approval of InterWorld for each such release.

4.  PROPRIETARY NOTICES

     The Software and related Documentation are protected by copyright, patent, trademark, and/or trade secret laws and are the intellectual property of and proprietary to InterWorld. All proprietary notices incorporated in or fixed to the Software or Documentation shall be duplicated by End User on all copies or extracts thereof and shall not be altered, removed or obliterated.

5.  AUDIT

     InterWorld or its authorized representatives shall have the right, during normal business hours and with reasonable notice, to audit the relevant records of End User to verify its compliance with this Agreement.
In the event End User's license is procured pursuant to a server-based pricing model, and should the number of copies used be greater than that contracted for, or the platform on which the Software is installed differs from the Designated Platform specified, End User shall be invoiced for such additional copies at the price set forth in InterWorld's then-current price list. End User shall remit payment to InterWorld immediately upon receipt of invoice.

6.  IDENTIFICATION
     End User shall display the file containing the phrase "Powered by InterWorld " on the initial screen seen by customers or other end-users when they enter End User's Software application. InterWorld reserves the right to periodically change this file, and End User shall use commercially reasonable efforts to effect such change upon notice from and delivery by InterWorld of such revised file. This phrase shall be a hypertext link to the following Universal Resource Locator ("URL"): www.interworld.com.

7.  EXPORT CONTROL

     Unless prior written authorization has been obtained from the appropriate U.S. agency and reasonable notice has been provided to InterWorld, End User shall not transfer, directly or indirectly, any restricted Software or technical data received from InterWorld, or the direct product of such data, to any destination subject to export restrictions under U.S. law, End User shall indemnify InterWorld for any losses suffered in violation of this Section 7.

8.  DELIVERY AND PAYMENTS

     8.1 Upon InterWorld's receipt of the this Agreement executed by End User and the Exhibit E from the reseller, InterWorld shall deliver the applicable Software and Documentation to End User by physical medium, electronically or otherwise.

     8.2 Unless otherwise specified in writing signed by both parties, payment is due upon the execution of this Agreement. End User shall pay all applicable shipping charges and sales, use, personal property or similar taxes, tariffs or governmental charges, exclusive of InterWorld's income and corporate franchise taxes. End User shall reimburse InterWorld for all costs incurred (including reasonable attorneys' fees) in collecting past due amounts.

     8.3 End User must purchase a support and maintenance plan ("Support") from InterWorld for the first year for all Software licensed hereunder. End User will be invoiced for first year Support upon execution of this Agreement. Support shall commence on the date of invoice. Fees for Support in subsequent years shall be subject to increase by InterWorld and billed annually in advance ("Support Fees"). Unless End User notifies InterWorld in writing of its desire not to renew Support sixty (60) days prior to the end of the existing Support period, End User will be invoiced one month prior to the end of the existing Support period for Support for the following year. The renewal invoices will be due net thirty (30) days from the invoice date. In the event that End User is thirty (30) days past due in remitting fees Support fees, InterWorld shall have the right to immediately terminate Support to End User without any liability to End User. End User may reinstate lapsed Support for any then currently supported Software by paying all Support Fees in arrears and InterWorld's professional services costs (on a time and materials basis) plus all travel expenses incurred by InterWorld in updating the Software to the current version.

9.  SUPPORT AND MAINTENANCE

     Provided End User has paid applicable Support Fees, InterWorld shall support the Software in accordance with its then current policies and procedures (a copy of which is attached hereto as Exhibit A-I) and as follows: (a) End User shall designate a primary and secondary End User support staff for all communications with InterWorld's technical support representatives; (b) each support staff may communicate with InterWorld via telephone, facsimile or email for problem resolution during InterWorld's published Support hours; and (c) InterWorld shall make available to End User all updates to the Software commercially released by InterWorld during the Support year. Minor release updates consist of new releases of a particular Software version which provides functional enhancements and error corrections (for example 1.1 to 1.2) and major release updates consist of new releases of a particular Software version which address new system architectures and/or commerce applications (for example 1.0 to 2.0).

10.  WARRANTY/LIMITATION OF LIABILITY

     10.1 InterWorld warrants that, for a period of ninety (90) days after receipt by End User of the Software (the "Warranty Period"), the media on which the Software is delivered will be free of defects in material and workmanship under normal use and the unmodified Software, when properly installed and used, will conform in all material respects to the Functional Specifications. End Users sole remedy in the event of non-conformity of the Software will be, at InterWorld's sole option, replacement of the defective Software. Without limitation of any term or condition contained in this Agreement, InterWorld's obligation hereunder does not apply to any nonconformance caused by (A) improper or inadequate maintenance or calibration; (B) software, interfacing equipment, parts or supplies not supplied by InterWorld; or (C) improper site preparation or equipment.

     10.2 InterWorld hereby warrants that the functions, calculations and other computing processes of the Software will perform in a consistent manner regardless of the date in time on which the processes are actually performed and regardless of the date input to the Software. Date input, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years, will retain its integrity barring other third party product or hardware maladies. The Software accepts, manipulates and returns date inputs and date values accurately and in a consistent manner without consequence to calendar dates. The Software accepts and responds to two-digit, year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner.

     10.3 THE EXPRESS WARRANTY SET FORTH IN SECTIONS 10.1 & 10.2 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE SOFTWARE. INTERWORLD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). INTERWORLD EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE, AND ALL LIABILITY AGAINST INFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. INTERWORLD DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE, THAT IT WILL SUIT THE END USER'S APPLICATIONS OR REQUIREMENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE END USER, OR THAT THE OPERATION OF THE SOFTWARE WILL BE SECURE OR UNINTERRUPTED.

     10.4 THE TOTAL LIABILITY OF INTERWORLD AND ITS SUPPLIERS TO THE END USER, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR ANY OTHER CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT, IN ANY EVENT, EXCEED THE LICENSE FEES PAID BY END USER FOR THE SOFTWARE WHICH GAVE RISE TO THE CLAIM. INTERWORLD AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR INDIRECT DAMAGES HEREUNDER AND IN NO EVENT SHALL INTERWORLD OR ITS SUPPLIERS BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT) EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY THEREOF.

11.  INFRINGEMENT INDEMNITY

     Notwithstanding Sections 10.3 and 10.4 of this Agreement, InterWorld, at its own expense, shall (i) defend, or at its option, settle any third party claim or suit against End User on the basis of infringement of any trademark, copyright, trade secret or United States patent ("Intellectual Property Right") by the Software or use thereof, and (ii) pay all damages and expenses finally awarded by a court against End User as a result of such claim or any settlement thereof, provided that; (a) InterWorld has sole control of the defense and/or settlement, and (b) End User promptly notifies InterWorld of such claim, and (c) End User cooperates with InterWorld in the defense of such claim or any related settlement (End User shall be reimbursed for any reasonable out-of-pocket expenses). If the Software is alleged to be infringing or is enjoined, InterWorld shall, at its expense, defend such claim and do one of the following: (A) procure for the End User the right to use the Software; (B) replace the Software or affected part thereof with other suitable software; (C) modify the Software or the affected part thereof to make it non-infringing; or (D) if the foregoing are not commercially feasible, InterWorld may terminate the license and return to End User all license fees paid, prorated over a five (5) year from the date of delivery of the Software. InterWorld shall not have any obligations under this Section 11 to the extent a third party claim is based on: (I) use of any altered version of the Software not authorized in writing by InterWorld, (II) use, operation or combination of the Software on or with programs, data, equipment or documentation not provided by InterWorld, (III) any information, data, illustrations, graphics, pictures, text, or other content placed on the Web site by End User or any third party, and/or (IV) any activities of End User or its representatives after InterWorld has notified End User that such activities may result in the infringement of the intellectual property rights of any third party. This Section 11 states the entire liability of InterWorld and the exclusive remedy of End User with respect to any alleged infringement of third party rights by the Software or any part thereof.

12.  TERMINATION

     12.1 InterWorld may terminate this Agreement if End User has not paid the license fees due hereunder (including, but not limited, to the fees set forth in any addenda and exhibits to this Agreement, and any additional fees due under Section 5 of this Agreement) within fifteen (15) calendar days of the date of written notice to End User that payment is past due.

     12.2 Upon termination of this Agreement, End User shall cease using the Software, Documentation and Confidential Information received from InterWorld and shall certify to InterWorld in writing that the Software, Documentation, Confidential Information, and all copies thereof (whether or not modified or merged with other materials) have been destroyed or returned to InterWorld.

     12.3 Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief. In no event shall termination relieve End User of its obligations to pay InterWorld all fees accrued prior to the effective date of termination. Sections 3,5,10.3,10.4,11, and 12 shall survive termination of this Agreement.

13.  GENERAL

     13.1 Assignment. Neither this Agreement nor any license granted hereunder may be assigned by Client without the prior written consent of InterWorld; any attempt at such prohibited assignment shall be null and void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties.

     13.2 Notices. All notices, claims, requests, demands, and other communications hereunder shall be in writing and either delivered personally, or sent by first-class mail, express carrier, or confirmed facsimile transmission to the address of the party set forth above and to the attention of its Chief Financial Officer or General Counsel. All notices shall be deemed given on the business day actually received.

     13.3 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York, New York County, without giving effect to conflict of laws. This Agreement shall not be governed by the United Nations Convention of the International Sale of Goods, the application of which is hereby expressly excluded.

     13.4 Entire Agreement. This Agreement represents the entire understanding of the parties and supersedes all prior agreements and understandings between the parties. This Agreement may only be altered or otherwise amended or terminated pursuant to an instrument in writing signed by duly authorized representatives of both parties. The waiver by either party of a breach of any provisions of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach.

     13.5 Severability. The provisions of this Agreement are severable and, in the event any court of competent jurisdiction shall determine that one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall remain in full force and effect.

     13.6 Relationship of the Parties. The parties are independent contractors and neither party is an employee, agent, partner of, or in joint venture with the other party. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

     13.7 Joint Publicity. InterWorld may identify Client by name and logo only as a licensee of the Software in its corporate sales presentation, tradeshows, and on its website. Client agrees to cooperate with InterWorld to create two joint press releases: (1) within thirty (30) days after the Software licensed under this Agreement is delivered; and (2) within thirty
(30) days of a live implementation of the Software. Such press release is subject to joint approval by Client and InterWorld, which approval shall not be unreasonably withheld or delayed.

     13.8 U.S. Government Restricted Rights. If this Agreement is made with the U.S. Government, the use, duplication, or disclosure of this Agreement and the subject matter thereof by the U.S. Government is subject to the restrictions set forth in FAR subparagraphs 52.227-19(a)-(d) for civilian agency contracts and DFARS 252-227-7013(c)(ii) for Department of Defense contracts. InterWorld reserves all unpublished rights under the United States copyright laws.

The parties have caused this Agreement to be executed by their respective authorized representatives on the Effective Date.

INTERWORLD CORPORATION                  END USER:

BY:     ______________________________  BY:    ______________________________

        Its authorized representative          Its authorized representative

NAME:   _____________________________   NAME:  ______________________________

TITLE:  _____________________________   TITLE: ______________________________


                                  EXHIBIT E

                   Reseller License and Support Order Form

Invoice to: ______________________          Ship to: ______________________

Name: ____________________________          Name: _________________________

Address: _________________________          Address: ______________________

__________________________________          _______________________________


Reseller Contact: ________________          Contact: ______________________

Phone: ___________________________          Phone: ________________________


First Year Support and Maintenance Plan:  ___Standard  ___Premium  ___ Gold


Product      Qty    Processor    Number of     License Fees  Support Fees
Name                Type         Processors

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

_________   _____   __________   ___________   ____________   ___________

                                 Subtotal:     ____________   ___________


End User Information:                          Grand Total: _____________

Company Name: ____________________

Site Address: ____________________

__________________________________

Technical Support Contact: ______________________________

Technical Phone, fax, email: ____________________________

Notes:
All InterWorld Products licensed hereunder are governed by the InterWorld End User License Agreement. This order must be submitted to InterWorld with a valid purchase order (if Licensee issues such) and an Exhibit D (End User License Agreement) executed by the End User.

                                  EXHIBIT F

Support and Maintenance

1.  Licensee Support Obligations.

     Licensee will provide First Level Maintenance and Support Services for the InterWorld Products to its End Users. Unless otherwise agreed in writing by InterWorld, an End User licensee of the Licensee shall contract directly with Licensee for maintenance and support services.

2.  InterWorld's Maintenance Obligations.

     2.1 InterWorld shall provide Second and Third Level Maintenance Services to a Licensee engineer and/or support center.

     Second Level Maintenance Services consist of workarounds, code fixes or patches, and technical support. Licensee shall designate a primary and secondary License support staff for all communications with InterWorld's technical support representatives; (b) each support staff may communicate with InterWorld via telephone, facsimile or email for problem resolution during InterWorld's published support hours; and

     Third Level Maintenance Services consist of updates. InterWorld shall make available to Licensee all updates to the InterWorld Products commercially released by InterWorld during the support year. Minor release updates consist of new releases of a particular software version which provides functional enhancements and error corrections (for example 1.1 to 1.2) and major release updates consist of new releases of a particular software version which address new system architectures and/or commerce applications (for example 1.0 to 2.0).

     2.2 InterWorld's Maintenance Obligations shall not include assistance to Licensee in the integration and implementation of the InterWorld Products.

3.  Licensee Training Obligations.

     Licensee will provide Training Services for the InterWorld Products to its End Users.


                                  EXHIBIT G
              InterWorld Corporation Trial License Agreement
     This Trial License Agreement (the "Agreement") is entered into as of
               , 2002 between InterWorld Corporation ("INTERWORLD") and ____________________________________ ("Client").

1. TRIAL LICENSE PRODUCTS. This is a Trial License for the purpose of enabling Client to determine the acceptability for Client's use of the products listed below, including, at INTERWORLD's option, any updates to the product specified below ("Products"). Client is entitled to the trial use of such Products which includes one (1) set of documentation.

____________________________________________________________________

2. TRIAL LICENSE. The only right granted to Client under this Agreement is a non-transferable right to use the Products at the location specified below for the purposes of evaluating the Products. Client is prohibited from the using the Products in a production environment. Client shall not transfer the Products from the location specified below to any other location.

Trial Site Address:_________________________________________________

3. TERM OF TRIAL LICENSE. Client agrees to install such Products and shall have the 60 (sixty) day period ("Trial Period") following the receipt of such Products in which to test such Products to determine if the Products perform according to agreed upon specifications listed below (or published specifications). Unless otherwise agreed to in writing by both parties, at the end of the Trial Period, Client shall cease using the Products, documentation, and Confidential Information received from INTERWORLD and shall certify to INTERWORLD in writing that all copies have been destroyed or returned to INTERWORLD.

PROPRIETARY RIGHTS. The Products are and shall remain at all times the property of INTERWORLD or its licensors, and Client shall have no right, title or interest therein except as expressly set forth in this Agreement. Client agrees that it will protect the proprietary rights of INTERWORLD and its licensors and will take all steps reasonably necessary to prevent the disclosure of the Products, including any associated documentation, to any other person, firm or corporation. Client further agrees that it will not copy or reproduce the Products or associated documentation for any purpose whatsoever. Client shall not modify, reverse engineer, reverse assemble or reverse compile any Products or part thereof, except that Client may modify the data file portions of the Products to the extend and in the manner described in the user manuals for the Products. Client shall not use INTERWORLD's or its licensors' name or refer to them directly or indirectly in any papers, articles, advertisements, sales presentations or press releases without the prior written approval of INTERWORLD for each such use or reference. Client shall not release the results of any performance or functional evaluation of the Products to any third party without the prior written approval of INTERWORLD for each such release. This paragraph shall survive the expiration of this Agreement.

5.  CONFIDENTIALITY.    Neither party shall disclose or use any business
and/or technical information of the other party designated orally or in writing as "Confidential" or "Proprietary" (together "Confidential Information") without the prior written consent of the other party. "Confidential Information" includes, without limitation, the Software, (including methods and concepts), Documentation and all information relating to the disclosing party's business or financial affairs. All Confidential
Information shall remain the sole property of the disclosing party.   Each
party shall expressly undertake, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees and consultants to retain in confidence all Confidential Information. Confidential Information shall not include any information that: (i) is already known to the other party free of any obligation to keep it confidential; (ii) is or becomes publicly known through no wrongful act by the other party; (iii) is received by the other party from a third party without any restriction on confidentiality; (iv) is independently developed by one party without access to the Confidential Information of the other. Client shall not release the results of any benchmark of the Software to any third party without the prior written approval of InterWorld for each such release.

6. LIMITATION OF LIABILITY AND WARRANTIES. INTERWORLD HEREBY REPRESENTS AND WARRANTS THAT IT HAS THE RIGHT TO PROVIDE THE PRODUCTS TO CLIENT UNDER THIS AGREEMENT. THE PRODUCTS ARE DELIVERED AND ACCEPTED AS IS. INTERWORLD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE OR A PARTICULAR PURPOSE. CLIENT AGREES THAT THE USE PERMITTED HEREUNDER IS FOR TRIAL PURPOSES ONLY AND INTERWORLD SHALL NOT BE LIABLE FOR ANY LOST PROFITS, OR FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY CLAIM OR DEMAND AGAINST CLIENT, EVEN IF INTERWORLD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. GENERAL. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

INTERWORLD CORPORATION                  CLIENT:________________________

BY:_________________________            BY:____________________________

NAME: ______________________            NAME: _________________________

TITLE:______________________            TITLE:_________________________



                                               EXHIBIT H

                                 ROYALTIES FOR THIRD PARTY LICENSORS


Quantity Units         IW Product               OEM Product     Liability   Units    Total Liability
________ _____    __________________________  _________________ _________  ________  _______________

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

RCT      RCT      RCT                         RCT               RCT        RCT       RCT

                                              EXHIBIT I

                    ROYALTIES FOR RESELLER AGREEMENTS AS NOTED IN EXHIBIT A